EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby acknowledge and agree, pursuant to rule 13d-1(k)(1), that:

i.	each of them is responsible for the timely filing of the foregoing statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate; and

ii.	the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.

Date: April 13, 2020

GULF HUNGARY HOLDING KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG

By:	/s/ Judit Rozsa
Name: Judit Rozsa
Title: Managing Director

By:	/s/ Michael Kelleher
Name: Michael Kelleher
Title: Director

QH HUNGARY HOLDINGS LIMITED

By:	/s/ Judit Rozsa
Name: Judit Rozsa
Title: Managing Director

By:	/s/ Michael Kelleher
Name: Michael Kelleher
Title: Director